UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2007
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
On September 28, 2007, 3Com announced an agreement to be acquired by an entity controlled by Bain Capital for $5.30 per share, subject to customary closing conditions and approvals. Affiliates of Huawei Technologies will make a minority investment in the acquiring company and will continue their existing commercial relationship with 3Com and its Chinese-based H3C subsidiary.
Today 3Com confirmed that it will make a joint voluntary filing of this transaction (together with Bain Capital) with the Committee on Foreign Investment in the United States, or CFIUS. CFIUS, an inter-agency committee chaired by the Secretary of the Treasury, reviews foreign investments in U.S. companies to determine whether they might pose a threat to U.S. national or homeland security.
3Com and Bain Capital believe that the transaction will not result in foreign control of the new company and does not pose a threat to U.S. national or homeland security.
Safe Harbor
This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding CFIUS matters. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to our ability to consummate the acquisition by affiliates of Bain Capital and to satisfy CFIUS that the transaction does not pose a threat to U.S. national or homeland security and therefore CFIUS should not recommend to the President that the transaction be blocked on national security grounds; and other risks detailed in our filings with the SEC, including those discussed in our annual report filed with the SEC on Form 10-K for the year ended June 1, 2007. 3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this Form 8-K or with respect to the announcements described herein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: October 4, 2007	By:	/s/ Neal D. Goldman
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer and Secretary